Financing Regulations - Promotora Médica Las Américas S.A. -

Exhibit 10.5

FINANCING REGULATIONS

dated

January 29, 2010

As Recipient

PROMOTORA MÉDICA LAS AMÉRICAS S.A.

As Creditors

Banco de Bogotá S.A.

Banco de Occidente S.A.

Bancolombia S.A.

Leasing de Occidente S.A.

Leasing Bancolombia S.A.

As Financing and Trustee Agent

FIDUCIARIA DE OCCIDENTE S.A.

As Operation Structuring Agent

CORPORACIÓN FINANCIERA COLOMBIANA S.A.

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FINANCING REGULATIONS

The Creditors (as defined below), legal entities duly constituted and currently existing, who act duly represented by each of the legal representatives and/or special proxies that sign these Regulations (as this term is defined below), identified as they appear at the foot of their respective signatures, all as stated in the certificates of existence and legal representation and in the powers of attorney, which are attached (annex 1), expressly declare that, when the relevant procedures have been completed, and in accordance with the internal regulations in force for each of them, they have approved: i) a credit (hereinafter the “Credit”), and ii) sign an agreement or sale offer of leasing services (hereinafter the “Leasing Agreement”), with PROMOTORA MÉDICA LAS AMÉRICAS S.A., a duly constituted and currently existing company, domiciled in the city of Medellín, as stated in the Certificate of Existence and legal representation issued by the Chamber of Commerce of Medellín, which is attached (Annex 2), hereinafter “The Debtor” and/or the “Recipient”, which state that they subscribe to these Regulations, the existence of which derives from the need to regulate aspects of the legal, contractual, and credit relationship for the Creditors, which are not incorporated directly into the respective contractual documents and Promissory Notes.

As a result of said approval, the Creditors then expressly record the decision of, on the one hand, signing the Leasing Agreement with the Recipient, and, on the other, granting the Credit to the Recipient (for the purposes of these Regulations, the Leasing Agreement and the Credit will be called the “Financing”), and defining the conditions to which the Financing will be subject, in the event in which the Recipient decides to use it, by signing the Leasing Agreement, the corresponding Notes, whichever occurs first, and of the other documents necessary to support the operation and that the Creditors require at the time, in accordance with the provisions herein, through which it is proved that the Recipient receives and accepts the provisions of these Regulations.

These Regulations shall be governed by the terms and conditions indicated herein and by the applicable legal regulations, prior to the following:

RECITALS

a.	That the Recipient is interested in holding Leasing Operations and contracting credit resources with financial establishments legally authorized to operate in Colombia.

b.	That the Recipient is interested in financing under the real estate leasing mechanism, the construction of the Work and of improving the current debt profile.

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c.

That for this purpose, the Creditors have jointly, but not severally, offered to subscribe the Leasing Agreement and/or grant the Credit, as the case may be (as these terms are defined in these Regulations) in favor of the Recipient, under the terms and conditions set forth in the Financing Documents (as this term is defined in this document).

d.	That for this purpose, the Creditors have the authorizations of the competent corporate bodies to sign the Financing Documents in favor of the Recipient.

e.	For that purpose, the Recipient has the authorization of the competent corporate bodies to enter into these Regulations and the Financing documents.

CHAPTER 1 - DEFINITIONS

For the correct interpretation of these Financing Regulations, the terms that appear with initial capital letters, in plural or singular, will have the meaning attributed to them below, unless they are expressly attributed a different meaning in other parts of these Financing Regulations.

Terms that are not expressly defined must be interpreted in their natural and obvious sense, according to the general use of the same words; but when the legislator has expressly defined them for certain matters, they will be given their legal meaning. The technical words of all science or art will be taken in the sense given by those who practice the same science or art; unless it is clear that they have been taken in a different sense. The terms denoting the singular also include the plural and vice versa, as long as the context so requires.

“Creditor or Creditors”: As the case may be, is one or more of the financial entities with which the Leasing Agreement is signed or that grant the Credit, in accordance with the terms and conditions of these Regulations.

“Class A Creditors”: Corresponds to the banking entities which participate in Section l.

“Class B Creditors”: Corresponds to Commercial Financing Companies specialized in leasing or to banks, which participate in Section II of the financing under the real estate leasing mechanism.

“Advances”: Corresponds to partial disbursements or advances made by Class B Creditors in the development of the construction of the Work, on which interest will be accrued at the same rates of the Fees.

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“Financing Agent”: The Financing Agent shall be understood, for all purposes of these Regulations, to be Fiduciaria de Occidente S.A., which will serve as Trustee in the Guarantee Trust Agreement and in the Trust Agreement of Administration and Payment Source mentioned in these Regulations and will fulfill the obligations established therein. Said Trustee has been previously designated to serve as a contact person between the Debtor and the Creditors, which represents the latter for the purposes and effects indicated in these Financing Regulations.

“Structuring Agent”: Is CORPORACIÓN FINANCIERA COLOMBIANA S.A.

“Syndicated Assets:” It is the result of the Work and is comprised of the set of movable and immovable property that the leasing companies or banks (Class B Creditors), in their capacity as financial lessors, deliver to the Recipient as tenant in the Leasing Operation.

“Material Adverse Change”: Is the occurrence of any act, fact, or omission that, in the reasonable opinion of the Creditors, has an adverse effect, of an important or substantial nature, on the business, property, operations, performance, or financial condition of the Debtor, and which give rise or may give rise to the breach of payment obligations assumed by the Debtor under the terms provided for in these Regulations, in the respective Promissory Notes, and other documents of the Financing.

“Approval Letter”: It is the written communication that each of the Creditors has sent to the Recipient, in which they express the approval of the Leasing or Credit Operation, as the case may be, detailing the main terms and conditions thereof, including, but not limited to, the amounts approved for the respective operations, interest rates, terms, commitments of the Recipient, and support for Financing, under the terms and conditions set forth in these Regulations.

“Letter of Instructions”: Regarding Section II, it is the document to be signed by the Recipient together with the Promissory Notes, in which the instructions to fill in the blank spaces of the Promissory Notes are incorporated, upon the occurrence of the circumstances that enable the latter be filled out. It is attached as (annex 3).

“Capitalization”: It is the capitalization made by the Shareholders of the Recipient divided into two capitalizations of the Recipient, one for the sum of SEVEN BILLION FIVE HUNDRED MILLION PESOS ($7,500,000,000) no later than on June 30, 2010 and another one for SEVEN BILLION FIVE HUNDRED MILLION PESOS ($7,500,000,000) no later than June 30, 2011, as recorded in Minutes No. 45 of December ten (10), 2009 of the General Meeting of Shareholders of the Debtor that is part of these Regulations. (annex 4)

“Fee”: Corresponds to the amount to be paid to Class B Creditors for the Leasing Operation, which includes capital and interest.

“Clinic”: Refers to the property identified with the real estate registration M.I. 001 - 588309 located in the city of Medellín, where the Clinic owned by the Recipient currently operates.

“Installment”: Corresponds to the amount payable to the Class A Creditors, which, together, includes the Capital Fee and the Credit Interest Fee.

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“Capital Fee”: It is the part of the Credit that includes the amortization of capital, to each of the Class A Creditors on the established Payment Dates.

“Interest Fee”: It is the part of the Credit that includes the payment of interest to each of the Class A Creditors on the established Payment Dates.

“Event or Events of Default”: Regarding Section I and Section II, independently, is any of the circumstances described in Section 7.1 of these Regulations.

“Colombia”: It is the Republic of Colombia.

“Financial Commitment(s) or Financial Covenant(s)”: Regarding Section I and Section II, independently, it is (are) the financial indicator(s) that the Recipient must maintain at the levels provided for in these Regulations, during the term of the Credit and the Leasing Agreement, in accordance with the provisions herein.

“Guarantee Trust Agreement”: Regarding Section I, it is the Irrevocable Commercial Trust Agreement signed by the Recipient as a trustor with the Trustee, in which it will include as assets subject to the guarantee for Class A Creditors, this is to say, as trust property, the portion of the property identified with the real estate registration M.I. 001 - 588309 located in the city of Medellín, in which the Clinic owned by the Recipient operates. A true copy of this document will be part of this agreement as (Annex 5).

“Trust Agreement of Administration and Payment Source”: Regarding Section II, it is the agreement of Commercial Trust of Administration and Payment Source which will include the resources that correspond to the Recipient generated by the provision of services to EPS SURAMERICANA S.A. and that guarantee payment to the Class B Creditors, and which serves as a Payment Source for the Fee of the Leasing Operation. A true copy of this document will be a part of the current agreement as (Annex 6).

“Commercial Offer of Sale of Leasing Services” or “Leasing Agreement” or “Leasing Operation”: Regarding Section II, it is the syndicated finance leasing agreement entered into by the Recipient with Class B Creditors in the form of a real estate leasing (Annex 7), or the legal business that is formalized by virtue of the acceptance by the Recipient by a purchase order of the leasing services, of the commercial offer of sale of leasing services, which will be governed in relation to its execution and termination, both by its clauses, and by the relevant sections of these Regulations.

“Credit or Credits”: With respect to Section I, it is the sum of the individual credits granted and delivered by the Class A Creditors to the Recipient, in accordance with the amounts indicated in the respective Promissory Notes.

“Debtor or Recipient”: It is the company PROMOTORA MÉDICA LAS AMÉRICAS S.A., a corporation duly constituted, existing, and in operation in accordance with the laws of Colombia.

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“Decision of the Majority of the Creditors”: These are the decisions taken by a plural number of Creditors that represent not less than fifty-one percent (51%) of the amount of the Credit and Fees for capital on the date of the decision.

“Days,” “Business Days,” and “Calendar Days”: The terms Days or Business Days refer to the days of the week between Monday and Friday (inclusive), except those on which credit establishments, by legal authorization or by authorization of the surveillance and control bodies, do not serve the public in Colombia. The term Calendar Days refers to all days of the week, including non-business days.

“Financing Documents”: They are the Leasing Agreement, the respective annexes that are an integral part thereof, the Promissory Notes in favor of each Creditor, together with the Instruction letters, these Financing Regulations and its annexes, the Guarantee Trust Agreement, the Trust Agreement of Administration and Payment Source, and all those documents signed by or to which the Recipient must adhere, on the occasion of the signing of the Leasing Agreement and the granting of the Credit and the disbursement of this to the Recipient.

“DTF”: It is the variable interest rate calculated based on the weighted average of the effective interest rates for collection at ninety (90) days of the banking establishments, financial corporations, commercial financing companies, certified weekly by the Bank of the Republic or the entity that would replace it. The DTF rate will be understood as a nominal annual anticipated quarter rate. If the DTF ceases to be certified or is modified, the equivalent rate determined by the Bank of the Republic, or by the entity that assumes its functions, will be applied.

“MODIFIED EBITDA”: It is the sum of the operational income of the Recipient minus the costs and expenses thereof. It also includes some non-operational income and expenses that have the characteristic of being recurring and having a direct relationship with the main business. Depreciation, amortization, and provisions are not included in costs, expenses, and other expenditures, since these are not considered a cash outflow.

Operational income

- Sales cost

- Operating expenses of sales

- Operational Administration Expense

= Operational Profit

+ Depreciations

+ Amortizations

+ Dividends Received for Capital Investments

+ Non-Operating Depreciation and Amortization

+ Non-operational Leases Received

- Non- Operational Leases Paid

+ - Non-Operational Discounts and Bonuses

+ - Non-Operational Third-Party Participations

+ - Non-Operational Conditional Financial Discounts

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= MODIFIED EBITDA

“Closing Date”: It is the date of subscription of the Regulation.

“Disbursement Date”: This is the date on which Class A Creditors individually deliver the resources of the Credit to the Recipient.

“Trustee”: It is the company Fiduciaria de Occidente S.A.

“Financing”: Together, the Credit and the Leasing Operation.

“Guarantee or Guarantees”: Regarding Section I, it is a Trust Guarantee Agreement, the text of which will be incorporated into these Regulations (Annex 5) for Class A Creditors, and in respect of Section II, the Trust Agreement of Administration and Payment Source, the text of which will be incorporated into these Regulations (Annex 6) for Class B Creditors.

“Default”: The occurrence of an Event of Default in accordance with the provisions of Chapter 7 of these Regulations, after having exhausted the procedures provided for in this chapter.

“Supervisor of the Work”: Is the person appointed by the debtor to carry out the supervision tasks of the construction agreement of the Work.

“Work”: Refers to the new buildings adjacent to the current Clinic, which will be built through the Leasing Agreement. These buildings consist of three parking levels, a 4-story building, and a 6-story building for a total of approximately 25,000 square meters, and its purpose will be to serve as a new building for the Recipient, a new building to lease to the Institute of Cancerology, and the new parking lots of the hospital complex.

“Promissory Note or Promissory Notes”: They are jointly the Promissory Notes that the Recipient must subscribe in favor of the Class A Creditors, given their capacity as Credit grantors prior to the Disbursement Date, and to Class B Creditors, given their capacity as leasing companies or banks with which the Leasing Agreement is signed.

“Period”: It is each one of the intervals of three (3) months counted from the Disbursement Date, in which the payment of the Credit Installments will be made, corresponding to section l.

“Construction Period”: It is the term during which the construction of the Work is carried out, which is initially estimated in two (2) years from the first Advance of resources by Class B Creditors.

“Period of Availability of the Credit”: It is the term of four (4) months from the date of signature of these Regulations, during which each of the Class A Creditors is obliged to keep the Credit resources available to the Recipient up to the maximum amount approved, in accordance with the respective Approval Letters. In any case, the Recipient must request disbursements of resources to each Creditor only during this period.

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“Leasing Period of Availability”: It is the term of four (4) months counted from the date of signature of these Regulations, during which each of the Class B Creditors undertakes to sign the Leasing Agreement with the Recipient, in accordance with the terms and conditions contained in the respective Approval Letters. In any case, the Recipient must express its intention to formalize the Leasing Operation to each Creditor only during this term.

“Term”: With respect to Section I, the term established in these Regulations, within which the Recipient must pay each of the Class A Creditors, the amount of the disbursement requested by virtue of the use of the Credit, and with respect to the Section II, the term within which the Recipient shall pay to each of the Class B Creditors the amount of the Fees under the Leasing Operation.

“Preoperative Term”: With respect to Section II, the term from the signing of the Leasing Agreement and the beginning of the Term thereof.

Policies of the Work: These will be the policies of the insurance agreement to be signed by the Recipient in favor of the Class B Creditors, which must have the coverage of Advance Handling, Non-Contractual Civil Liability, Work Stability, Payment of Salaries and Social Security Benefits, and Compliance.

“Early payment or Extraordinary Fee”: For the purposes of the Leasing Agreement, it corresponds to the lot of land transferred to the leasing companies as a contribution of the Recipient, on which the Work is to be built, identified with the real estate numbers M.I. 001-980491 and M.I. 001-256712

“Supplier”: It is the person hired by the Recipient responsible for carrying out the work, providing all the materials and equipment required to execute the Work.

“Regulations” or “Financing Regulations”: This document, concluded by the Creditors and the Recipient by means of which there are specified some definitions and terms of the Credit that Class A Creditors will grant to the Debtor and of the Leasing Operation with the Class B Creditors that will be concluded with the Recipient, in the event that the latter independently decides to sign the Leasing Agreement and make use of the Credit. It is understood that the Debtor, with the formalization of the Leasing Operation or the signing of the Promissory Notes or Disbursement Requests, whichever occurs first, fully accepts the terms and conditions of these Regulations.

“Debt Service”: It is, with respect to the Credit, the sum of (i) all the scheduled payments of the Capital Installments of the total Credit, and (ii) all the Credit; Interest Installments, and, with respect to the Leasing Operation, all Fees to pay.

“Disbursement Request(s)”: Are written communications delivered by the Recipient to Class A Creditors in relation to each of the disbursements of the Credit in accordance with the form included as (annex 8) of these Financing Regulations.

“Advance Request(s)”: Are the written communications delivered by the Recipient to the Class B Creditors in relation to each of the Advances in accordance with the form included as (annex 9) of these Financing Regulations.

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“Remuneration Interest Rate”: With respect to Section I, DTF + 5.5% T.A. for Class A Creditors, and with respect to Section II, DTF + 5.5% T.A. for Leasing Bancolombia S.A., and DTF + 6.0% T.A. for Class B Creditors, not including Leasing Bancolombia S.A.

“Section I”: Corresponds to the Credit operation, intended to improve the Debtor’s current debt profile.

“Section II”: Corresponds to the Leasing Operation under the mechanism of a real estate lease, destined to build the Work and deliver it once completed to the Recipient as the tenant of the Syndicated Goods.

“Available Amount”: With respect to Section I, the maximum amount of the Credit, the disbursement of which may be requested and obtained by the Debtor during the Period of Availability of the Credit in accordance with the percentages indicated in section 3.2 of these Regulations; and with respect to Section II, it is the total amount of the Leasing Agreement in accordance with the percentages indicated in section 3.2 of the Regulations.

“Requested Amount”: It is the sum of money required by the Recipient that is disbursed by each Class A Creditor with respect to the approved Credit, which will be indicated in each Disbursement Request. Likewise, it corresponds to the sum required by the Recipient with respect to the Leasing Operation, which will be indicated in each Advance Request.

“Term of the Regulations”: It is the term during which these Regulations will be in force, which is ten (10) years as of the Closing Date and, in any case, it will continue to be in force until both the Loans granted and the Fees agreed upon in the development thereof are paid in full or the Regulations are terminated in advance for any of the causes provided therein.

CHAPTER 2 - DECLARATIONS AND GUARANTEES

SECTION 2.1. - Declarations and Guarantees concerning the Recipient

In the event that the Recipient decides to conclude the Leasing Agreement and use the Credit by signing the Promissory Notes and the corresponding Instruction Letters, and the other operational documents that the Creditors require at the time, the Recipient declares and guarantees the following:

a.

That the Recipient exists and is legally and statutorily authorized to operate in the jurisdictions in which it operates, and that it has the legal licenses and permits, as well as the statutory authorizations required for the development of its corporate purpose.

b.

That the documents supporting the Credit and the Leasing Operation are legal, valid, and binding, and that they do not violate the bylaws or other prior commitments of the Recipient. The Legal Representative of the Recipient has the statutory authorizations and the authorizations of the Board of Directors to sign the Financing Documents.

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c.	That the signing of the Financing Documents will not violate, will not be in conflict, and will not result in the breach of any legal, regulatory, or contractual provisions.

d.	That the information contained in the financial statements provided by the Recipient is complete, truthful, and accurate.

e.

That, as of the date of signing the Financing Documents and the Regulations, no Material Adverse Changes have been taken place in relation to the financial condition, operations, and prospects of the Recipient.

f.

That the Recipient has not been notified of any litigation, investigations, lawsuits, or procedures, the added claims of which all exceed one billion pesos ($1,000,000,000.00), unless they are described in the report on the matter that the Recipient refers to the Creditors.

g.

That the Recipient’s assets and income are free of liens and ownership limitations, except for those that are duly informed in the notes to the financial statements, which the Creditors declare to know and accept.

h.

That the Recipient complied with the requirements related to SARLAFT [Sistema de Administración del Riesgo de Lavado de Activos y de la Financiación del Terrorismo (Asset Laundering and Terrorist Financing Risk Management System)], and that it will adopt reasonable and commercially accepted policies in its business and operations, that allow it to avoid being used in activities related to money laundering and terrorist financing.

i.

That the information provided is complete, truthful, and correct; that it has been taken from the respective accounting books; that it does not contain erroneous statements or omissions, to the best of its knowledge or to its reasonable understanding; and that no fact has been omitted regarding its administrative, operational, commercial, legal, financial, and accounting situation that may affect compliance with the obligations that will arise by virtue of the Credit and the Leasing Operation.

j.

That the Recipient has paid in a timely manner and is up-to-date in its fiscal, parafiscal, salary, and labor benefits obligations to which its workers are entitled according to Colombian labor legislation, and that it has constituted all the reserves and provisions that are reasonably required to reflect the risks derived from its business.

k.

Under oath and in accordance with the provisions of the Organic Statute of the Financial System (Decree 663 of 1993), Law 190 of 1995, external circular No. 046 of October 29, 2002 of the Financial Superintendence of Colombia and the other concordant legal norms on prevention of money laundering and terrorist financing, the Recipient declares that the assets of its property are assets that have been obtained and acquired by lawful means and that they were acquired with resources that do not come from any illegal activity of those contemplated in the Colombian Criminal Code or in any rule that modifies or supplements it.

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l.

That it has all the permits, construction licenses, environmental permits, and other authorizations established in the Law and in the Financing Documents for the development of its corporate purpose and to develop and build the Work, including but not limited to licenses, permits, and technical documents of the Work.

CHAPTER 3 – THE CREDIT AND THE LEASING OPERATION

SECTION 3.1. - Destination of the Credit and the Leasing Operation

a)	The Leasing Operation is intended for the construction of the Work and the delivery of the Syndicated Goods to the Recipient in its capacity as tenant.

b)	100% of the resources of the Credit will be used by the Recipient to restructure its current debt.

SECTION 3.2. - Approval Letters

The Recipient asked the Creditors for the approval of the Leasing and Credit Operation, and they communicated their approvals individually to the Recipient, along with the general conditions of Financing, including the conditions of the Available Amount, and their intention to keep it available and disburse it in the conditions provided for in this section.

In the amounts established in the Approval Letters, and under the terms and conditions established in Section 3.3 of these Regulations, the Creditors have approved and granted to the Recipient the Credit and the Leasing Operation, in the participations detailed below:

Credit “Class A Creditors”

Entity	Participation Percentage
Banco de Bogotá, S.A.	34.444%
Banco de Occidente, S.A.	34.444%
Bancolombia S.A.	31.112%

TOTAL	100.000%

Leasing Operation “Class B Creditors”

Entity	Participation Percentage
Leasing de Occidente, S.A.	42.439%
Banco de Bogotá, S.A.	33.171%
Leasing Bancolombia S.A.	24.390%

TOTAL	100.000%

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For the purposes of calculating the Decision of the Majority of the Creditors, since the percentage of participation of each Creditor is not an exact number, said percentages will be approximated (maintaining two decimals) so that the Creditor with less participation receives the difference subtracted from the other Creditors and required to complete 100%.

The commitment to grant the Credit and formalize the Leasing Operation, respectively, is acquired by each Creditor individually and not jointly, in accordance with their participation (broken down in this section), and what is indicated in the respective Approval Letters, without there being any active solidarity between them, at the time of acceptance of the conditions of these Regulations through the formalization of the Leasing Operation or the subscription of the Promissory Notes and the instruction letters by the Recipient, as the case may be, whichever comes first.

Consequently, each Creditor in accordance with the schedule agreed for the purpose and upon prior compliance with the requirements established in its internal regulations and in these Regulations, will make disbursements of the Financing in the percentage corresponding to each of them and up to the amount individually approved, which will be assigned by the Debtor as described in the previous section.

In the event of non-compliance in the disbursement by any Creditor, the unfulfilled amount may be assumed by one or more of the other Creditors that have authorizations for this purpose, and said amount will be distributed according to their total participation in the Credit. Notwithstanding the foregoing, the breach of any of the Creditors will not encumber the others and may result in the actions and procedures that the Recipient decides to initiate, only with respect to the defaulting Creditor.

SECTION 3.3. Financial Conditions of the Credit

Section I

The financial conditions of the Credit are as follows:

Term	7 years
Grace Period to Capital	1 year
Remuneration Interest Rate:	DTF + 5.5% T.A.
Late Interest Rate:	The maximum legal rate allowed
Periodicity of Interest:	Past Due Quarter
Capital Amortizations:	Past Due Quarter
Amortization	Linear in 6 years “16.6666% in each year”
Guarantee	Trust Guarantee Agreement

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Section II

The financial conditions of the Leasing Agreement

Preoperative Term	Two (2) years and six (6) months from the signing of the Leasing Agreement, extendable by virtue of the duration of the construction of the Work

Term	Eight (8) years as of the end of the Preoperative Term

Grace Period	6 months as of the end of the stage of the construction of the Work

Remuneration Interest Rate:	DTF + 5.5% T.A. “for Leasing Bancolombia S.A.”, DTF + 6.0% T.A. “Class B Creditors, not including Leasing Bancolombia S.A.”

Late interest rate:	The maximum legal rate allowed

Interest Periodicity:	Past Due Month

Capital Amortizations:	Past Due Month

Annual Payment Gradient	10% every year for 4 years and 15% every year for 4 years

Payment Source	Trust Agreement of Administration and Payment Source

SECTION 3.4. – Term, Period of Availability, and Amortization of the Credit and of the Leasing Operation

Section I

Term, Period of Availability, and Amortization of the Credit

The term of the Credit is seven (7) years as of the Disbursement Date.

Likewise, the Credit will have a grace period of one (1) year as of the Disbursement Date.

The Credit will accrue remuneration interest, even during the grace period to capital and in case of default, [and] of delay, in accordance with the provisions of the section 3.3 above.

The resources of the Credit approved by each of the Class A Creditors, in favor of the Recipient, will remain available for the Period of Availability of the Credit.

Without prejudice to the provisions of the Promissory Note and these Regulations on early payment of the Credit, the capital of the Credits will be amortized in 24 quarterly installments as follows:

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Installment no.	% Amortization
1	4.16667%
2	4.16667%
3	4.16667%
4	4.16667%
5	4.16667%
6	4.16667%
7	4.16667%
8	4.16667%
9	4.16667%
10	4.16667%
11	4.16667%
12	4.16667%
13	4.16667%
14	4.16667%
15	4.16667%
16	4.16667%
17	4.16667%
18	4.16667%
19	4.16667%
20	4.16667%
21	4.16667%
22	4.16667%
23	4.16667%
24	4.16667%
100.00%

Section II

Term, Period of Availability, and Amortization of the Leasing Operation

The Term is 8 years counted from the end of the Preoperative Term. The grace period to initiate the obligation of the Recipient to pay the Fees is six (6) months counted from the date on which the Construction Period of the Work is completed and the accounting definitions and closures of the total amount of the Leasing Operation are made.

Within the Construction Period, Class B Creditors will provide the resources requested by the Recipient as an Advance, which will be used to cover the construction process of the Work.

Once the grace period is over, payment of the respective Fee will begin with a gradient and amortization, which will be of 10% for the first four years, for each year, and 15% for each year for the next four years.

The interest payment is monthly, which includes the Construction Period, during which interest will be accrued on the Advances at the remuneration interest rate.

The obligation to sign the Leasing Agreement with the Recipient, in accordance with the terms and conditions provided for in the respective Approval Letters, for each of the Class B Creditors, will be maintained for the Period of Availability of the Leasing.

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SECTION 3.5. – Remuneration and Late Interest

During the term of the Credit, even during the grace period to capital, the Recipient will recognize and pay remuneration interest on the disbursed balance of capital to each of the Creditors.

The remuneration interest will be calculated based on years of three hundred and sixty (360) Calendar Days and thirty (30) Calendar Days months. In case of default, the interest will be calculated based on Calendar Days, even for leap years.

In the event that the competent authorities do not certify the DTF Rate, for the calculation of the remuneration interest, it will be replaced by the rate that replaces it, duly certified by the competent entity.

In case of default in the payment of the capital or of the remuneration interests, the Creditors may on an individual basis accelerate the term of the obligation and collect it in full, together with the interests accrued in accordance with the procedure provided for in the Section 7.2 of these Regulations. In this event, some or all the Creditors may restitute the term, as long as they charge the late interest only on past due Installments, even if they include interest only. All of the above in accordance with the provisions of article 69 of Law 45 of 1990.

For purposes of calculating the Debt Service, each of the Creditors must remit to the Recipient within three (3) Business Days prior to the payment date of each Installment or Fee, the settlement corresponding to the next Installment or Fee, taking into account the Remuneration Interest Rate calculated based on what is provided for in this section.

The omission in the sending of the settlement mentioned above does not release the Debtor of its obligation to comply with the payment of its obligations [sic], for which it may use the settlement that, based on the conditions of the title and these Regulations, the Financing Agent will provide to the Debtor.

For the purposes of calculating the maturities, it will be understood, in accordance with Article 829 of the Commercial Code (Decree 410 of 1971), that: “When the term is in months or years, its expiration will take place on the same day of the corresponding month or year; if it does not have such date, it will expire on the last day of the respective month or year. The term that expires on a non-business day will be transferred until the next business day.” The expiration day will be applicable within banking hours. Saturday will be understood as non-business day.

SECTION 3.6. - Implementation of the Credit and the Leasing Operation

3.6.1. The Credit is implemented in the Promissory Notes, in the manner explained in these Regulations.

The Promissory Notes guarantee the equality of Class A Creditors, for which they will have the following characteristics:

(i)

Each Promissory Note that the Recipient delivers to each of the Class A Creditors, prior to the Credit Disbursement Date, will be the same in its content, except for the amounts payable and the amounts of each of the Installments, which will vary according to the participation that each Class A Creditor has in the Credit and

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(ii)	The amortization periods and interest rates will be the same for all Class A Creditors.

3.6.2 The Leasing Operation is implemented in the Leasing Agreement and the subscription of the Blank Promissory Notes is [done] in the manner explained in these Regulations.

The Leasing Agreement ensures the equality of Class B Creditors with respect to the term, guarantee, and payment conditions, for which they will have the following characteristics:

(i)

The terms and conditions contained in the Leasing Agreement will be the same in its term, grace period, and content, except for the amounts to be disbursed for Fees, which will vary according to the participation that each Class B Creditor has in the Leasing Operation;

(ii)	The amortization periods will be the same for all Class B Creditors; and

(iii)	Each Blank Promissory Note that the Recipient delivers to each of the Class B Creditors, prior to the signing date of the Leasing Agreement, will be the same in its content;

(iv)

The Policies of the Work will be constituted prior to the signing of the Leasing Agreement, under identical terms in favor of the Class B Creditors, in proportion to their participation of each of them in the Leasing Operation.

SECTION 3.7. - Conditions precedent to the signing of the Financing Regulations.

The signing of these Financing Regulations is carried out taking into account that the following conditions precedent have been met and that they have been verified by each Creditor:

a.	Having approved all the documentation related to the Credit and the Leasing Operation, both formally and substantially.

b.	Complying with the requirements demanded by leasing companies for the approval of the Leasing Operation.

c.	Having obtained internal approval of the Creditors, which will be deemed to be granted by signing these Regulations by each Creditor.

SECTION 3.8. Conditions precedent for the Disbursement and the first Advance

3.8.1. On the Loan Disbursement Date, Class A Creditors will verify the compliance with the following conditions precedent:

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a.

That the delivery to Class A Creditors has been satisfactorily complied with, at least five (5) Business Days in advance, of: (i) an original of the Financing Regulations duly signed by the Creditors; (ii) an original or certified copy of the Guarantee Trust Agreement signed under the terms approved by the Class A Creditors, together with all its annexes and the respective guarantee certificate to the satisfaction of said Creditors, (iii) the Request for Disbursement, (iv) the Promissory Notes duly subscribed to the order of each Class A Creditor; (v) the certified copy of the Minutes of the Board of Directors of the Recipient where the clear authorization to obtain the Credit and establish the Guarantee Trust Agreement is established, (vii) fulfill the other reasonable operational requirements that each Class A Creditor requires to carry out the Disbursement of the Credit;

b.

That at the time of disbursement, there is no breach under the terms defined in these Regulations, and this must be certified by the Legal Representative of the Recipient, which shall be deemed declared by the Recipient with the signature of the Request for Disbursement;

c.

Absence of litigation, process, or investigation that may produce a Material Adverse Change on the Recipient or the conditions of the Credit, which shall be deemed declared by the Recipient with the signature of the Disbursement Request;

d.

Absence of Material Adverse Changes in the financial condition, in the operation and in the prospects of the Recipient, which shall be deemed declared by the Recipient with the signing of the Disbursement Request;

e.	Absence of laws, decrees, or regulations that may produce a Material Adverse Change on the Credit, which shall be deemed declared by the Recipient with the signing of the Disbursement Request;

f.

Absence of events of force majeure and/or fortuitous event that may produce a Material Adverse Change on the Credit, which shall be deemed declared by the Recipient with the signing of the Disbursement Request.

3.8.2. On the Date of the first Advance of the Leasing Transaction, Class B Creditors will verify compliance with the following conditions precedent:

a.

That the delivery to the Creditors has been satisfactorily complied with at least five (5) Business Days in advance of: (i) an original of the Financing Regulations duly signed by the Creditors; (ii) an original or certified copy of the Trust Agreement of Administration and Payment Source signed under the terms approved by the Class B Creditors, together with all its annexes and the respective guarantee certificate to the satisfaction of said Creditors, (iii) signature of the Leasing Agreement and of the Promissory Notes with the Instruction Letters with the Class B Creditors, (iv) the Advance Request, (v) the certified copy of the Minutes of the Board of Directors of the Recipient where the clear authorization for the subscription of the Leasing Operation is recorded, and constitute the Trust Agreement of Administration and Payment Source, (vi) Delivery of a copy of the Policies of the Work to Class B Creditors, and (vii) comply with the other reasonable operational requirements that each Class B Creditor requires to make the Advance;

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b.

That, at the time of the Advance, there is no Default under the terms defined in these Regulations, and this must be certified by the Legal Representative of the Recipient, which shall be deemed declared by the Recipient with the signature of the Advance Request;

c.

The absence of litigation, proceeding, or investigation that may cause a Material Adverse Change on the Recipient or conditions of the Leasing Operation, which shall be deemed declared by the Recipient with the signature of the Advance Request;

d.

Absence of Material Adverse Changes in the financial condition, in the operation and in the prospects of the Recipient, which shall be deemed declared by the Recipient with the signature of the Advance Request;

e.	Absence of laws, decrees, or regulations that may produce a Material Adverse Change on the Leasing Operation, which shall be deemed declared by the Recipient with the signature of the Advance Request;

f.

Absence of events of force majeure and/or fortuitous event that may produce a Material Adverse Change on the Leasing Operation, which shall be deemed declared by the Recipient with the signature of the Advance Request.

SECTION 3.9 – Conditions precedent for Advances subsequent to the first Advance

On each of the subsequent Advance dates of the Leasing Operation, the Financing Agent will certify, by written communication sent to each of the Class B Creditors to whom the respective Advance is requested, compliance with the following conditions precedent:

a.	That the Recipient has complied with the delivery of the Advance Request under the terms provided for in Section 3.10 of the present Regulations.

b.	That Class B Creditors continue to be included as sole beneficiaries of the Trust Agreement of Administration and Payment Source.

c.	That the Requested Amount is within the limits of the Available Amount.

d.

Absence of any act or litigation, process, or investigation that may produce a Material Adverse Change on the Recipient, or on the conditions of the Credit, which shall be deemed declared by the Recipient with the signature of the Advance Request.

e.	Absence of Material Adverse Changes in the business or operations of the Recipient; which shall be deemed declared by the Recipient with the signature of the Advance Request.

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f.

That, at the time of each Advance, no Event of Default has taken place under the terms defined in these Regulations, which shall be deemed declared by the Recipient with the signature of the Advance Request. Therefore, as long as the Event of Default is not remedied in accordance with the procedures indicated in chapter 7 of these Regulations, the Creditors will not make any disbursement, unless it has been authorized by 100% of the Creditors.

g.

Having paid the expenses and fees for structuring the Credit and the Leasing Operation and any tax payable in connection therewith, which shall be deemed as declared by the Recipient with the signing of the Promissory Notes and the Leasing Agreement.

h.

Certification of the Supervisor of the Work, regarding the progress of the Work with the approval of the technical analyst appointed by the Class B Creditors, in accordance with the Gantt chart established for this purpose by the Supplier, without prejudice to other delays attributable to the fault of the Recipient.

i.	Having the Policies of the Work in force, which shall be deemed declared by the Recipient with the signature of the Advance Request.

j.	Not being in default as regards its obligation to pay the interest corresponding to the Advances.

SECTION 3.10. -Disbursements and Advances

The Recipient may, under the terms and conditions set forth in these Regulations, make Disbursement Requests to Class A Creditors during the Period of Availability of the Credit.

3.10.1. The Disbursement Request must contain at least the following information:

a.

The Requested Amount, which must be within the limits given in Approval Letters issued by each Class A Creditor, expressly mentioning that these resources will be used only for the purposes specified in Section 3.1. letter b of these Regulations.

b.	The identification and numbers of the accounts to which the disbursement or the transfer of funds required will be made.

3.10.2. The Advance Request for Class B Creditors, that is, for Leasing Operations, must contain the following information:

a.

The Requested Amount, which must be within the limits of the Approval Letters issued by each Class B Creditor, expressly mentioning that said resources will be used only for the purposes set forth in Section 3.1 letter a of these Regulations.

b.	The identification and the accounts numbers to which the payment or transfer operation of the funds required will be made.

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c.	The identification of the Creditor to whom the disbursement of the requested amount is required.

d.	Copy of the Certification of the Supervisor of the Work mentioned in Section 3.9 of the Regulations.

The disbursement of the Requested Amount to the Class A Creditors and of the Advance to the Class B ones must be fulfilled within three (3) Business Days following the date of the Disbursement or Advance Request, where the Recipient, through the Financing Agent, makes the notification indicated above to the respective Creditor, after verifying the requirements provided for in these Regulations as conditions precedent for the disbursement of the Credit or of the Advances, as the case may be.

The Creditors will not be obliged to make the Disbursement or Advance when, in their opinion, any of the following events occur: (i) when an Event of Default has occurred; (ii) when the declarations and the guarantee of the Recipient are not true and correct on the Disbursement or Advance Date, or there has been a Material Adverse Change in the business or operations of the Recipient.

PARAGRAPH: In addition to the signing of the Promissory Notes and the formalization of the Leasing Operation, the Disbursement and/or Advance Request by the Recipient under the terms indicated herein shall also be understood as an express acceptance by the latter of the these Financing Regulations and the obligations contained therein.

SECTION 3.11. Allocation of Payments Made by the Recipient

The payments made by the Recipient and/or the Trustee, (under the Trust Agreement of Administration and Payment Source), will be allocated by the Creditors to the Credit and/or the Fees, as the case may be, according to the following priority: (i) payable taxes, commissions, and legal expenses, expenses of judicial or extrajudicial collection, in the event that this occurs, (ii) late interest caused and pending payment on the Installments or Fees, or Advances, and/or the unpaid balance of the Credit or Leasing Agreement, if applicable, (iii) the remuneration interest accrued and pending payment on the unpaid balance of the Credit or Leasing Agreement, if applicable, (iv) the amounts of capital corresponding to the Credit or Leasing Agreement and, (v) lastly, to early payments in accordance with the rules established in these Regulations.

SECTION 3.12. Expiration on a non-business day.

In the event that any of the maturity dates (by capital or interest) corresponds to a non-business day, it will be transferred to the Business Day following the indicated date, without this implying payment at the interest rate.

SECTION 3.13. Voluntary Early Payments

The Recipient may make early payments of the Credit and the Leasing Agreement at no cost or penalty, provided that it meets the following conditions:

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a.	The Recipient must be up to date in the payment of its obligations with all the Creditors.

b.	The early payment must be for minimum amounts of five hundred million pesos ($500,000,000) or for amounts greater than that amount that are whole multiples of one hundred million pesos ($100,000,000).

c.

The early payment will be applied to the next Installments or Fees due, or decrease of the Term or reduction of the amount of the Installment or Fees in accordance with the policies of banks or leasing companies.

d.	The early payments will be applied proportionally to each of the Creditors.

e.	The Recipient must give notice at least thirty (30) Calendar Days in advance about the date of the early payment.

f.	The dates of the early payments must coincide with the dates of the payment of the capital or the interests.

In the event that the above conditions are met, the Recipient may make the total or partial early payment of the Credit and the Leasing Agreement.

SECTION 3.14.- Guarantee and Payment Source

The obligations derived from the Credit and the Leasing Operation will be backed by the following guarantees:

a.	For Class A Creditors, the Guarantee Trust Agreement that has as the assets in trust the property identified with the real estate registration no. MI 001-588309.

b.

For Class B Creditors, the Trust Agreement of Administration and Payment Source, which will be constituted by the income assigned by the Recipient, derived from the operation of the Clinic on the services provided to EPS SURAMERICANA S.A.

The Payment Source will be established prior to the disbursement, even if its income does not begin to be generated immediately.

The constitution of the Guarantee Trust Agreement and of the Trust Agreement of Administration and Payment Source does not release the Recipient from its obligation to comply fully with the payment of the Installments or Fees.

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CHAPTER 4 - POSITIVE COMMITMENTS

SECTION 4.1.- Positive Commitments of the Recipient

In the event that the Recipient chooses to make use of the Credit and signs the Leasing Agreement, in addition to fulfilling the obligations that are implemented in the Promissory Notes, in the aforementioned agreement, and in these Regulations, it must comply with the following positive commitments, until the monetary and interest obligations of the Credit and the Leasing Operation have been paid in full:

a.	Use the resources from the disbursements of the Credit and the Leasing Operation only and exclusively for the purposes agreed in accordance with Section 3.1.

b.

Preserve and maintain the existence of the company, actively exercising its current corporate purpose, maintaining licenses, permits, authorizations, or any other legal requirements necessary for its operation.

c.

Notify the Creditors of the capitalization made by the shareholders of the Recipient in an amount that will not be less than FIFTEEN BILLION PESOS ($15,000,000,000.00) as follows: SEVEN BILLION FIVE HUNDRED MILLION PESOS ($7,500,000,000) no later than June 30, 2010, and SEVEN BILLION FIVE HUNDRED MILLION PESOS ($7,500,000,000) no later than June 30, 2011.

d.	Comply with each and every one of the obligations derived from the Leasing Agreement, as well as notify the Class B Creditors of any fact or circumstance that may result in a breach thereof.

e.

Comply with each and every one of the obligations derived from the Credit contained in these Regulations, in the Promissory Notes, and in the Guarantee Trust Agreement, as well as notify the Class A Creditors of any fact or circumstance that may result in the breach thereof within ten business days as of the moment it becomes aware of them.

f.

Establish, keep in force, and have as sole beneficiaries the Class A or B Creditors, as the case may be, in the Guarantee Trust Agreement and in the Trust Agreement of Administration and Payment Source, respectively.

g.

Request the approval of 100% of the Class A or B Creditors, as appropriate, when it intends to introduce any modification to the Trust Guarantee Agreement and/or the Trust Agreement of Administration and Payment Source.

h.

Report to the Creditors within five (5) Calendar Days as of the moment they become aware of any event that may affect the levels of the Financial Commitments and that may result in the breach of the required levels.

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i.

Notify the Creditors within five (5) Calendar Days as of the moment it becomes aware of any breach that may arise in the development of the Trust Agreement of Administration and/or Payment Source and the Guarantee Trust Agreement, either directly or through the Trustee.

j.	Pay, within the dates established by each Creditor at the latest, the amount corresponding to the capital disbursed and the interest accrued.

k.

Deliver semiannually to the Creditors, the financial statements as of June 30, duly signed by the legal representative and the accountant of the Recipient, and with a cut off as of December 31 duly audited and certified by the tax auditor. These financial statements will be delivered no later than August 30 and April 5 of the year following the cut, respectively.

l.

Annually submit to Creditors, not later than 5 April of the year following that of the cut, the certification of the legal representative and the tax auditor on the compliance with the positive or negative commitments and the financial covenants of the present Regulations.

m.	Inform the Creditors about the occurrence of a Material Adverse Change, within five (5) Calendar Days following the moment on which it becomes aware of the occurrence of the respective event.

n.	Inform the Creditors immediately, when it becomes aware of the occurrence of any cause that may lead the Recipient to a settlement, insolvency, or other similar process.

o.	Keep properly the books and accounting supports, all in accordance with the accounting principles generally accepted in Colombia.

p.

Deliver to the Creditors the information that they require [by means of a] prior written notice sent five (5) Calendar Days in advance. The Creditors will maintain the reservation and confidentiality of the case.

q.

Inform the Creditors, within five (5) Calendar Days following the moment it became aware of the situation, of: (i) any requirement, or request of the surveillance or supervisory authorities, or any other authority that has as a consequence a Material Adverse Change or a penalty of over one billion pesos ($1,000,000,000); (ii) on any lawsuit, claim, action, or complaint exceeding one billion pesos ($1,000,000,000), or that, when adding several of them together, exceeds this figure for a period of six months. It is not a part of this commitment to report on the existence of protective measures, popular actions, and extrajudicial conciliation requests.

r.

Maintain the obligations that are generated on behalf of the Credit and the Leasing Operation, at least pari-passu, with the other obligations under its responsibility that are of the same characteristics and rank, which will be certified annually by the legal representative of the Recipient, by means of a letter addressed to the Creditors on the same date as the certification issued in respect of the financial statements ending on December 31 of each year.

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s.

Provide the Creditors with the information required for compliance with the regulations corresponding to the Prevention of Money Laundering and the financing of Terrorism, in the manner and with the periodicity required by the regulations on the subject.

t.	Deliver to the Financing Agent any information that must be sent to the Creditors, in the number of copies corresponding to the number of Creditors existing at the date of delivery.

u.

Notify at the latest on the last business day of the month of January of each year, the changes in the shareholder composition of the Recipient that occurred in the previous financial year and that exceed thirty (30%) of its share capital

v.	Provide the Creditors with all the required information regarding the Supplier.

w.	Provide the Class B Creditors with a copy of the Policies of the Work and renew them when necessary.

x.	Require and advance all the procedures under its responsibility for shareholders to carry out the Capitalization.

y.	Comply with the Financial Commitments or Financial Covenants established in the sixth chapter of these regulations.

z.

Keep its assets insured up to the amount of the nature of the assets and the prudence they require, as well as keep in effect all the usual insurance policies for the activities of its corporate purpose, in accordance with industry standards and the availability thereof, and to contract them with insurance companies of recognized reputation in the insurance sector.

aa.	Comply with their labor, fiscal, and parafiscal obligations in a timely manner.

CHAPTER 5- NEGATIVE COMMITMENTS

SECTION 5.1.- Negative Commitments of the Recipient

In the event that the Recipient chooses to make use of the Credit and/or the Leasing Operation, the Recipient will be obliged to comply with the following negative commitments, until the monetary obligations of capital and interest of the Credit or the Leasing Operation have been fully paid, therefore it will not be allowed:

a.

To modify the Trust Agreement of Administration and Payment Source and/or the Guarantee Trust Agreement, unless there is a written authorization of 100% of the Creditors benefiting from the corresponding trust.

b.	To grant credits to the shareholders of the Recipient without the prior, express, and written authorization of the Creditors.

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c.	To grant credits to third parties, without the prior, express, and written authorization of the Creditors, unless they correspond to the usual business of the Debtor.

d.	To conclude new debts that lead to the breach of the Covenants or the Financial Commitments established in section 6 of the Financing Regulations.

e.

To constitute guarantees or encumbrances on their assets to support obligations other than those acquired in favor of the Creditors, without the prior, express, and written authorization of the Creditors.

f.	To subordinate the Credit or Leasing Operation with respect to any current or future financial indebtedness.

g.	To request extensions on the disbursed funds of the Credit.

h.	To request disbursements that will be used for purposes other than those established in Section 3.1.

i.	To assume the status of managing partner in any limited partnership or participate as a partner in any collective partnership under the terms defined in articles 294 to 321 of the Commercial Code.

j.	To perform asset disposal operations that affect its normal operation, or that may result in a Material Adverse Change.

k.	To change own accounting policies, so that they could materially affect the commitments assumed.

l.	To assign its position in the Credit or in the Leasing Agreement, without the prior and express authorization of the corresponding Creditors.

m.

To distribute dividends during the Construction Period and grace period to capital, or in the event that the Financial Commitments established in chapter 6 of the Financing Regulations or any other obligation under these Regulations or the Leasing Agreement are breached. This commitment has been communicated and accepted by the extraordinary shareholders’ meeting of the Recipient, as stated in the extract of the Minutes No. 45 of December 10, 2009 ( “Annex 10”).

CHAPTER 6 - FINANCIAL COMMITMENTS

SECTION 6.1. - Financial Commitments

The Recipient throughout the Period of Availability of the Credit, throughout the Period of Availability of the Leasing, during the term of the Leasing, and while any Credit Installment and/or Fee is pending payment, must comply with the following Financial Commitments, so it must maintain the financial indicators and comply with the commitments described below, at the levels provided for herein, regardless of the fact that they may depend on decisions of third parties, including but not limited to shareholders:

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1.	MODIFIED EBITDA margin = MODIFIED EBITDA /OPERATIONAL INCOME, greater than:

2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%

2.	Indebtedness of the MODIFIED EBITDA = FINANCIAL LIABILITIES/MODIFIED EBITDA, less than:

2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
4.00	4.00	4.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00

3.	Coverage of the Financial Expenses = MODIFIED EBITDA /FINANCIAL EXPENSES, greater than:

2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
1.50	1.50	1.50	1.50	1.50	1.50	1.50	1.50	1.50	1.50	1.50	1.50

4.	Debt Service Coverage = MODIFIED EBITDA/DEBT SERVICE, greater than:

2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
1.2	1.2	1.2	1.2	1.2	1.2	1.2	1.2	1.2	1.2	1.2	1.2

5.	Capitalization:

No later than June 30, 2010	No later than June 30, 2011
SEVEN BILLION FIVE HUNDRED MILLION PESOS ($ 7,500,000,000)	SEVEN BILLION FIVE HUNDRED MILLION PESOS ($ 7,500,000,000)

SECTION 6.2. - Calculation of Financial Commitments

1.	MODIFIED EBITDA margin:

The MODIFIED EBITDA margin is the ratio of taking the MODIFIED EBITDA over the operating income (which is the result of the sum of the Total Income). The calculation of this covenant is made annually, and for the purposes of the calculation, the EBITDA accumulated from January to December will be analyzed.

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This indicator must have a behavior such as the commitment reflected in number 1 of section 6.1.

2.	FINANCIAL LIABILITIES/AMENDED EBITDA

Understanding as Financial Liability the balance of financial obligations to date, both of the short and the long term, and the MODIFIED EBITDA as already defined above. The calculation of this covenant is done annually. This indicator must have a behavior such as the commitment reflected in section 2 of section 6.1.

3.	MODIFIED EBITDA/FINANCIAL EXPENSE

Understanding as Financial Expense the amount corresponding to interest paid and accrued due to the Financial Liability, and the MODIFIED EBITDA as previously defined. The calculation of this covenant is done annually. This indicator must have a behavior such as the commitment reflected in section 3 of section 6.1.

4.	MODIFIED EBITDA/DEBT SERVICE

Understanding as Debt Service the amount corresponding to the payment of Capital Installment and Capital Fee, plus the respective interests for the financial obligations corresponding to the Credit and the Leasing Operation, not including the amortizations corresponding to voluntary early payments of the obligations, nor the short-term “treasury” credits of less than thirty (30) days, and the MODIFIED EBITDA as previously defined. The calculation of this covenant is done annually. This indicator must have a behavior such as the commitment reflected in numeral 4 of section 6.1 of the Regulations.

CHAPTER 7 - EVENTS OF DEFAULT

SECTION 7.1. – Events of Default of the Credit and the Leasing Operation.

The following are Events of Default of the Credit and the Leasing Operation:

a.	The delay in the timely payment of the Installments and/or the Fees in accordance with the conditions provided in the Financing Documents.

b.	Failure to comply with one of the Financial Commitments established in Chapter 6 of these Regulations, or the occurrence of a Material Adverse Change.

c.	The delay in the timely payment of any other sum due by the Recipient to the Creditors or to the Trustee in accordance with the Financing Documents.

d.

The breach by the Recipient of any of the positive and/or negative commitments provided for in these Regulations in sections 4 and 5, provided that it is declared by a Decision of the Majority of the Creditors, in accordance with the procedure established in the section 7.4 of these Regulations.

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e.

When the Recipient, its legal representatives, or its shareholders who hold more than five percent (5%) of the shares are investigated or have incurred in some of the behaviors defined as crimes of money laundering or the financing of terrorism in the Criminal Code, particularly those provided for in articles 323 et seq., or other legal or regulatory provisions. Likewise, when any of the above mentioned is included in the OFAC [Office of Foreign Assets Control] list or similar issued by national or foreign authorities.

f.	Unless a mandatory regulation provides for otherwise, the beginning of some type of settlement, insolvency, or other similar process against the Recipient.

g.

Failure to comply with any of the obligations contained in these Regulations, in the Guarantee Trust Agreement, in the Trust Agreement of Administration and Payment Source, or in the agreement in which the Leasing Operation is instructed, which are not included within the preceding letters of this Section.

h.	If the Recipient does not report the Changes in the Shareholding Composition referred to in item u of Section 4.2. of these Regulations.

SECTION 7.2. - Procedure and special consequences for the declaration of the Event of Default of letter a of Section 7.1.

When the Event of Default described in letter a) of section 7.1 above takes place, the following rules will apply:

a.	The Creditors will immediately suspend the disbursements of the Credit and those deriving from the Leasing Agreement.

b.	The Recipient will have thirty (30) Calendar Days as of the date scheduled for payment to remedy this Event of Default. In any case, it will pay late interest for the days that the default lasts.

c.

Once the term set forth in the immediately preceding paragraph has elapsed without the Debtor rectifying the Event of Default, the Creditors may individually and automatically accelerate the terms of all the obligations payable by the Debtor, corresponding to each of the disbursements actually made by the Creditors by virtue of the use of the Available Amount, and demand the immediate payment of all the outstanding balances, including the late interest accrued and settled in accordance with the provisions of the respective Promissory Note or in these Regulations, or in the Leasing Agreement, as the case may be, from the expiration of the Installment and/or the Fee, without prejudice to the provisions of article 69 of Law 45 of 1990, for which the execution or the respective procedures for the collection of the Promissory Notes may be initiated and the corresponding guarantees may be required.

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SECTION 7.3. - Procedure and special consequences for the declaration of the Event of Default of letters b, c, d, g, and n of Section 7.1.

Without prejudice to the power of the Creditors’ Committee mentioned in number i) of Section 9.3 of these Regulations, when it is determined by the Trustee and/or any of the Creditors individually, that any Event of Default described in the letters b, c, d, g, and n of section 7.1 above has occurred, the following rules will be followed:

a.	The Creditors will immediately suspend the disbursements of the Credit and the Leasing Operation.

b.	The Recipient will have up to thirty days (30) Calendar Days to correct the Event of Default.

c.

If within the period indicated in the preceding paragraph, the Recipient fails to remedy the Default, the Recipient may request an additional term to remedy the Event of Default and the determination on the granting of said term shall be taken by absolute decision of one hundred percent (100%) of the Creditors, and, in the event that said additional term is not approved by the Creditors, the declaration of default may be decreed by each of them individually.

d.

When, in accordance with the provisions of the preceding paragraphs, the Default is declared, the Creditors may individually and automatically accelerate the terms of all the obligations that are the responsibility of the Debtor, corresponding to each of the disbursements actually made, and demand the immediate payment of all the outstanding balances, including the late interest accrued and settled in accordance with the provisions of the respective Promissory Note or in these Regulations, or in the Leasing Agreement, as the case may be, from the expiration of the Installment and/or the Fee, without prejudice to the provisions of article 69 of Law 45 of 1990, for which the execution or the respective procedures for the collection of the Promissory Notes may be initiated and the corresponding guarantees may be required.

SECTION 7.4.- Declaration of the Event of Default of letters e and f of Section 7.1.

When the Recipient incurs any of the Events of Default established in letters e and f, of Section 7.1 above, the Default will operate without the need to declare it, so that the Creditors individually will be free to suspend immediately the disbursements of the Credit and the those derived from the Leasing Agreement and accelerate the terms of all obligations payable by the Debtor, corresponding to each of the disbursements actually made by the Creditors by virtue of the use of the Available Amount, and demand the immediate payment of all the outstanding balances, including the late interest accrued and settled in accordance with the provisions of the respective Promissory Note or in these Regulations, or in the Leasing Agreement, as the case may be, from the expiration of the Installment and/or the Fee, without prejudice to the provisions of article 69 of Law 45 of 1990, for which the execution or the respective procedures for the collection of the Promissory Notes may be initiated and the corresponding Guarantees may be required.

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CHAPTER 8 - FINANCING AGENT

SECTION 8.1. - Authorization and Actions

Each of the Creditors designates the Financing Agent and authorizes it to carry out and exercise on their behalf the actions that correspond to it as a Financing Agent, only in accordance with the terms of these Regulations. The Financing Agent will not be obliged to carry out acts or actions in relation to matters or subjects that have not been expressly provided for in these Regulations, but will be entitled to act or to refrain from acting when it has been expressly instructed by decision of the Majority of the Creditors, and such instructions shall be binding and enforceable on all Creditors; however, the Financing Agent will not be obliged to carry out actions that could engage its personal responsibility or that are contrary to these Regulations or the law.

The Financing Agent undertakes to give the Creditors information of each of the communications, notifications, or requests delivered by the Recipient to the Financing Agent under the terms of these Regulations, within three (3) Business Days following the date on which the Financing Agent receives them from the Recipient, notwithstanding the terms and special terms established in these Regulations.

Likewise, in the event that the Financing Agent becomes aware of the occurrence of an Event of Default or of a Material Adverse Change, in accordance with the provisions of these Regulations, it is obliged to notify the Creditors and the Recipient of the occurrence of said Event of Default or of a Material Adverse Change, within three (3) Business Days following the date on which the Financing Agent becomes aware of the occurrence of the aforementioned Event of Default or Material Adverse Change.

The expenses that require the hiring and execution of the contract of the Financing Agent will be borne by the Recipient exclusively, in accordance with the provisions of the Trust Agreement of Administration and Payment Source.

SECTION 8.2.- Responsibility of the Financing Agent

The Financing Agent and directors, representatives, or employees will be responsible for any action or omission in relation to the obligations that correspond to them in these Regulations, up to ordinary negligence. Without limiting the generality of the foregoing, the Financing Agent: (i) in case of the endorsement of the Promissory Note by any Creditor, it shall treat the Creditor in the order of which it is granted as the holder thereof, until the Financing Agent receives a communication of such endorsement from the endorser and the endorsee of the security; (ii) can reasonably consult legal advisors (including the legal advisor of the Recipient, as long as this does not imply a violation of the professional secrecy), independent public accountants, and other experts selected by it, and will not be responsible for any action or omission in good faith based on the advice of such legal advisors, public accountants, or experts, (iii) except for the obligations contained in the Section 3.9 of these Regulations,

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the Financing Agent does not make or give any declaration or guarantee to the Creditors and will not be liable to them for the accuracy, extent, and content of the declarations and guarantees (oral or written) made by the Recipient on the occasion of these Regulations; (iv) it will not have the duty to determine or investigate the breach or non-observance of any of the terms, obligations, and conditions of the Credit Documents by the Recipient; (v) it will not be liable towards the Creditors for the due celebration, legality, validity, execution, authenticity, sufficiency, or value of these Regulations, or of any other instrument or document delivered under these Regulations; and (vi) it shall have no responsibility in accordance with these Regulations for acting in accordance with any notification, consent, certificate, or other instrument or written document, which can reasonably be authentic and subscribed by the Recipient or any of the Creditors.

Any requirement made to the Recipient by the Financing Agent is understood to be made by the Creditors and will not bind the Financing Agent in any event, unless there is an error or omission on its part.

SECTION 8.3.- Resignation or removal

The Financing Agent may resign at any time by giving prior written notice to the Creditors and the Recipient, and may be removed by a Decision of the Majority of the Creditors at any time, with or without just cause. In case of resignation or removal, the Creditors will have the right to appoint a new Financing Agent by the Decision of the Majority of the Creditors. If the Creditors do not appoint the new Financing Agent or the one appointed does not accept their appointment within thirty (30) Calendar Days following the date on which the Financing Agent has communicated his resignation or the date on which the Creditors, by a Decision of the Majority, have removed the Financing Agent, the latter may, on behalf of the Creditors, appoint a new Financing Agent, which must be a trust company supervised by the Financial Superintendence of Colombia with a rating equal to or greater than double A (AA).

Upon the acceptance of its appointment as a new Financing Agent, it shall be vested with the same powers, privileges, and duties of the former Financing Agent, and the latter shall be released from its duties and obligations under these Regulations.

SECTION 8.4. - Decisions of the Creditors in relation to the Credit and the Leasing Operation

In order to make any decision that the Creditors must make individually during the Period of Availability of the Credit and/or the Period of Availability of the Leasing, the Financing Agent will send to each Creditor the information received from the Recipient and any other relevant information that is available to enlighten the Creditors.

Together with the information, the Financing Agent will inform the reasonable period that each Creditor will have to communicate its decision to the Financing Agent, which may not exceed ten (10) Business Days and, if it considers it necessary to hold meetings in person or otherwise in order to adopt the respective decision along with the date to carry them out.

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Except when the decision is taken at the Creditors’ meetings, each of them will be responsible for informing in writing the decision individually adopted to the Financing Agent, within the period indicated by the Financing Agent for that purpose, which may not be less than ten (10) Calendar Days.

Communications received after the scheduled date, and their extensions, if any, will not be considered for the adoption of the decision.

CHAPTER 9 – CREDITORS’ COMMITTEE

SECTION 9.1- Incorporation and Meetings

The Creditors’ Committee shall consist of a representative of each of the Creditors, a representative of the Trustee or the Financing Agent, and a representative of the Recipient, and the last three shall attend with voice, but without vote.

They will meet quarterly or at any time when the circumstances so require, and upon a prior call for meeting made five (5) Business Days in advance, at the request of any of the Creditors, the Trustee, the Financing Agent, or the Recipient, but always through the Financing Agent. The call for meeting must indicate: (i) the reason or points to discuss at the meeting; (i) the date, time, and place. The meetings will be held in the city of Medellín at the facilities of the Creditor making the call for meeting, or at the premises of the Trustee or at the facilities of the Financing Agent.

The Creditors’ Committee will elect a president and a secretary from among them, who will prepare and sign the minutes of each of the meetings.

SECTION 9.2- Quorum

The Creditors’ Committee will deliberate validly with a plural number of Creditors and the decisions will be taken by the affirmative vote of a plural number of Creditors representing not less than the fifty-one percent (51%) of the amount of the outstanding principal of the Credit and the Fees disbursed at the date of the meeting, except for the special quorums indicated in these Regulations.

SECTION 9.3.- Decisions

The Creditors’ Committee will have, among others, the following functions in relation to matters arising from these Financing Regulations or the Promissory Notes or Financing Documents: (i) Without prejudice to the provisions of Chapter 7 of these Regulations, to verify the occurrence of an Event of Default established in accordance with the provisions of section 7.1. and determine if it was

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remedied or to declare the Default; (ii) To grant waivers in favor of the Recipient; (iii) To verify the correct execution and compliance with the Financing Regulations; iv) To approve the modification of any other condition, other than the term and financial conditions of the Credit and/or Leasing Operation; v) To request information regarding the management carried out by the Trustee, in compliance with the object of the Guarantee Trust Agreement and the Trust Agreement of Administration Trust and Payment Source.

The approval of any restructuring of the Credit and/or Leasing Operation and modifications to their financial conditions, or to the guarantees or payment sources that support them, if applicable, must have the authorization of 100% of the Creditors

All meeting minutes must be sent to all Creditors within three (3) Business Days following said meeting of the Creditors’ Committee.

The functions established here are of simple supervision and at no time will they imply or constitute the co-management of the Recipient.

SECTION 9.4.- Creditors’ Credit Decisions

Each of the Creditors recognizes that it has made its own credit analysis and has made its decision to grant the Credit and the Leasing Operation independently and without taking into consideration the actions of the Credit Structuring.

Each one of the Creditors also acknowledges that it will continue to make its credit decisions and any other action or omission in relation to the Credit or the Leasing Operation independently and based on the documents received from the Recipient, and on any other information that it considers relevant.

CHAPTER 10 · GENERAL PROVISIONS

SECTION 10.1. - Assignment

The Recipient will be informed fifteen (15) Calendar Days in advance, through the Financing Agent, of any assignment, endorsement, or transfer that, after the Closing Date, any one of the Creditors makes of their derivative rights of the Financing Documents to other financial entities or to parent companies or subsidiaries of the Creditors.

Without prejudice to particular agreements between the Recipient and any of the Creditors, the Recipient as of now accepts the assignment, endorsement, or transfer of the rights of the Creditors arising from the subscription by the Recipient of the Financing Documents, provided that this does not modify the obligations of the Recipient, without the omission of the report referred to in the preceding paragraph of this Section invalidating the assignment of the Credit or the assignment of the contractual position in the Leasing Operation, nor the endorsement of the Promissory Note and in any case, said assignment, endorsement, or transfer of rights may not cause an additional expense for the Recipient, unless the corresponding Creditor assumes the cost of said additional expense.

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The Recipient undertakes to complete the operational documentation that may be necessary by the Creditor or the assignee as a result of an assignment, endorsement, or transfer, provided that the conditions of the Credit or the Leasing Operation are not modified.

The Recipient accepts that it may not assign or transfer the obligations under its responsibility provided for in the Financing Documents.

Likewise, the Recipient accepts the assignments or endorsements of the Promissory Notes along with their Instruction Letters, as the case may be, made by the Creditors in favor of other financial entities, or their parent companies or subsidiaries.

SECTION 10.2. - Taxes and expenses

All current and future national, departmental, municipal, or district taxes that may fall on the acts, contracts, and operations to which the Creditors are a party and that are directly related to the Credit or the Leasing Operation, will be exclusively borne by the Recipient. This document is exempt from stamp duty since it is an accessory agreement to the Promissory Note and the Leasing Agreement under the terms of article 1499 of the Civil Code, pursuant to the provisions of number 42 of article 530 of the Tax Statute.

SECTION 10.3. - Compensation

The Creditors have the right to offset any obligations that are in favor of the Recipient against outstanding obligations to be paid by the latter.

SECTION 10.4. - Place of Compliance with the Obligations, Submission to Colombian Law

All obligations arising from the Credit Documents will be fulfilled in Colombian pesos in the city of Medellín for all legal purposes.

The respective Promissory Notes along with their Instruction Letters, as the case may be, and the Financing Regulations and Leasing Agreements, will be governed by Colombian law. In addition, the Creditors and the Recipient will be subject to the jurisdiction of this country.

SECTION 10.5. - Notifications

Communications between the parties must be made in writing to the addresses listed below, by any means, stating the exact date on which the communication was sent and received by the other party, such as fax, certified airmail, courier air (courier) with proof of delivery in person, or by personal by hand, and with a copy sent by any means that allows to verify the receipt to the addresses below:

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RECIPIENT

Promotora Médica Las Américas S.A.

Attn: Eduardo Vargas Martinez

Address: Carrera 80 Diagonal 75B No 2ª – 120

City: Medellín

Phone: 34210108 Ext. 215

Fax: 3410504

E-mail: gestiongeneral@lasamericas.com

In the case of the Creditors, the communications must be sent to the following addresses:

Leasing de Occidente S.A.

Attn: Juan Fernando Zuluaga White

City: Medellin

Address: Carrera 43 A No 16 A Sur – 48

Phone: 4446688 Ext 102

Fax: 4446688 Ext 148 or 3132425

E-mail: jzuluaga@lo.com.co

Leasing Bancolombia S.A.

Attn: Veronica Fajardo Echavarría

City: Bogota

Address: Cra 48 # 26 -85 torre sur 5c

Phone: 4042696

Fax: 3121724

E-mail vefajardo@leasingbancolombia.com.co

Banco de Occidente S.A.

Attn: María Lucia Caballero V.

City: Medellin

Address: Carrera 43 A No 1 sur 2- 20 Piso 5

Phone: 4 44 79 70 Ext. 48243

Fax: 3 12 11 48

E-mail: mcaballero@bancodeoccidente.com.co

Banco de Bogota S.A.

Attn: Martha Nelly Cataño Suarez

City: Medellin

Address: Carrera 43º No 9 sur - 9 1 Piso 8

Phone: 3259400 Ext 109

Fax: 3137726

E-mail: msuarez@bancodebogota.com.co

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Bancolombia S.A.

Attn: Maria Victoria Toro Velasquez

City: Medellin

Address: Carrera 48 no 26- 85 Torre Sur Piso 7 C

Phone: 4042035

Fax: 4045176

E-mail: matoro@bancolombia.com

All communications and notifications will be deemed received on the Business Day following the date of delivery with proof of receipt by each Creditor.

Any change of address will be notified in writing at least thirty (30) Calendar Days before the date the new address becomes effective. If this communication does not occur, the notifications will be fully valid if they are made to the address initially indicated.

SECTION 10.6. - Titles

The titles of the Sections of these Financing Regulations have been inserted solely and exclusively for reference purposes, and will not affect or invalidate in any way the meaning or content of any of the provisions of these Financing Regulations, of the respective Promissory Notes, or of the Instruction Letters.

SECTION 10.7. - Language

These Financing Regulations have been drafted in Spanish, which is the language that governs them. Therefore, the original text shall prevail over any translation.

SECTION 10.8. - Copies

These Financing Regulations are signed by the Recipient and all Creditors who may sign in any number of copies.

SECTION 10.9. - Amendments to the Regulation

These Financing Regulations, once accepted by the Recipient in the manner established in these Regulations, may only be amended by the Recipient and the Creditors by mutual agreement, consigned in writing and signed by their specific legal representatives, duly empowered to that effect and provided that the following conditions are met:

a.

The amendment of the term and other financial conditions of the Credit or the Leasing Operation, as well as the guarantees that support them: they will require a favorable vote of 100% of the Creditors and the Recipient.

b.	The amendment of any other condition other than those indicated in the preceding letter: They will be made by a Decision of the Majority of the Creditors, and the Recipient

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All other decisions that, in relation to the Credit and the Leasing Operation, must be approved by the Creditors, shall be adopted by a Decision of the Majority of the Creditors, unless these Regulations indicates the need to have the approval of one hundred percent (100%) of the Creditors.

SECTION 10.10. - Confidentiality

The information of the Recipient that he classifies as confidential expressly and in writing shall have said character. In this sense, the Financing Agent and the Creditors are individually obliged to keep the confidential information in strict secrecy and subject to the security procedures with which they process with their own documents and other information.

In accordance with the above, the Creditors individually agree not to disclose, share, or comment on the information of the Recipient, unless it is shared with its parent companies, subsidiaries, and subordinates, or has the prior, written, and express authorization of the Recipient, or when there is a requirement of a competent authority, or that the information has not been classified as confidential by the Recipient.

In any case, the obligation not to disclose the Confidential Information and the restrictions for its use will not exist or will cease when:

a.	The Creditors are aware of it before it is disclosed by the Recipient, provided that it has obtained it free of any restrictions.

b.	The Creditors lawfully received it from a third party who has the right to disclose it, provided that they receive it free of any restrictions.

c.	It has become information of public domain, without violation of this agreement by the Creditors or the Financing Agent.

d.	It is disclosed by the Creditors, strictly in compliance with a legal requirement of a competent authority

The Creditors may obtain a copy of the confidential information provided to them, only for the purposes described in these Regulations, and will only obtain the minimum number of copies necessary for said purpose. All copies will be subject to the terms and conditions of this confidentiality agreement.

The previous obligation of confidentiality will be extended to the information provided by the Creditors, which they classify as confidential, under the same terms and with the scope established in this clause.

The obligation of confidentiality will be in force during the entire Period of Availability of the Credit and the entire Period of Availability of the Leasing, and in case of breach by any and/or some of the Creditors, the Recipient may execute the applicable actions only against the Creditor that has individually breached them.

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SECTION 10.11. -Authorization

The Recipient authorizes the Creditors to report, process, request, and disclose to the Central de Información Financiera [Financial Information Center] - CIFIN- which administers the Banking and Financial Entities Association of Colombia, or any entity that manages or administers databases with the same purposes, all information regarding the behavior of the Recipient as a customer of the Creditors. The authorization is covered as a whole by the regulations of the Central de Información Financiera - CIFIN- or by the regulations of any entity that manages or administers databases for the same purposes, and the regulations in force on databases.

Likewise, it authorizes the consultations before the Central de Información Financiera - CIFIN- or any other entity that manages or administers a database with the same purposes, the direct and indirect indebtedness with the entities of the financial sector of Colombia, as well as the information available on compliance or management given as regards its commitments and obligations with said sector. It also authorizes the Creditors to provide all the information consulted to their parent companies, subsidiaries, or subordinates if necessary.

SECTION 10.12.- Dispute Resolution

In the event that, once the Available Amounts have been used, there are disputes between the Creditors and the Recipient regarding the interpretation, compliance, development, or settlement of these Regulations that cannot be resolved directly between them for a term of ten (10) Calendar Days counted from the date on which one party informs the other of such situation, extendable by mutual agreement for an equal period, such disputes will be submitted to be heard by ordinary Colombian justice and, consequently, any action or litigation must be initiated before the competent judicial authorities in Colombia.

SECTION 10.13. Validity of the Financing Regulation

Without prejudice to the commitments acquired from the subscription of these Financing Regulations, it will become effective as of the date of subscription of the Promissory Notes, for the disbursement of the Credit, and of the signing of the Leasing Agreement and of the Promissory Notes with their respective Instruction Letters for the Leasing Operation, whichever comes first.

In any case, the Regulation will remain in effect until the total settlement of the obligations contained in the Financing Documents and indicated in these Regulations.

SECTION 10.14. - Prevalence of the provisions of the Promissory Note

If there are differences in the interpretation of these Regulations and the Promissory Notes, the provisions of the respective Promissory Note or Notes and their Instruction Letters shall prevail, as the case may be.

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SECTION 10.15. -Annexes

The following are annexes to these Regulations:

Annex No. 1:	Certificates of the existence and legal representation of Creditors.
Annex No. 2:	Certificate of the existence and legal representation of the Recipient.
Annex No. 3:	Model Promissory Notes and the Instruction Letter
Annex No. 4:	Minutes of the general meeting of shareholders of the Recipient.
Annex No. 5:	Trust Guarantee Agreement.
Annex No. 6:	Trust Agreement of Administration and Payment Source
Annex No. 7:	Commercial Offer for Sale of Leasing Services
Annex No. 8:	Disbursement request letter
Annex No. 9:	Advance request letter
Annex No. 10:	Extract from Minutes No. 45 of December 1, 2009

IN WITNESS WHEREOF, the Creditors, the Recipient, and the Financing Agent sign these Financing Regulations on the twenty-ninth day (29) of the month of January of the year two thousand and ten (2010).

RECIPIENT

[signature]

Promotora Médica Las Américas, S.A.

Legal Representative

Name: Eduardo Vargas Martinez

C.C. [ID card] 8.280.758

Address: Carrera 80 Diagonal 75B No. 2a – 120

CREDITORS

[signature]

Leasing de Occidente, S.A.

Legal Representative

Name

C.C.

Address

City

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[signature]

Leasing Bancolombia. S.A.

Legal Representative

Name [handwritten:] Luis Fernando Perez

C.C. [handwritten:] 8.313.692

Address

City [handwritten:] Medellin

[signature]

Banco de Occidente, S.A.

Legal Representative

Name [handwritten:] [illegible] Berrio

C.C. [handwritten:] 3 229 076

Address [handwritten:] Cra 13 #27 -07

City [handwritten:] Bogota

[signature]

Banco de Bogota, S.A.

Special Proxy

Name [handwritten:] Ricardo Camacho

C.C. [handwritten:] 19 448 C12 [illegible]

Address [handwritten:] Calle 36 # 4-47

City [handwritten:] Bogota

[signature]

Bancolombia, S.A.

Legal Representative

Name Luis Carlos Amaya López

C.C. No. 71.604.402

Address Avenida los Industriales Carrera 48 No. 26-85 Piso 7, Sector C

Phone 4042034 City: Medellin

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